EXHIBIT 5.1

DILWORTH PAXSON LLP LETTERHEAD

May 8, 2007

Board of Directors Sterling Banks, Inc. 3100 Route 38 Mount Laurel, NJ 08054

Re:
Registration Statement on Form S-8

Sterling Bank 1994 Employee Stock Option Plan
Sterling Bank 1998 Employee Stock Option Plan
Sterling Bank 1998 Director Stock Option Plan
Sterling Bank 2003 Employee Stock Option Plan

Gentlemen:

We have acted as counsel to Sterling Banks, Inc., a New Jersey corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission, pursuant to the Securities Act of 1933 as amended, of a Registration Statement on Form S-8 (the "Registration Statement") relating to the registration of up to 508,917 shares of the Company's common stock, par value $2.00 per share (the "Common Stock") to be issued (i) to participants in the Sterling Bank 2003 Employee Stock Option Plan (the “2003 Employee Plan”) and the Sterling Bank 1998 Director Stock Option Plan (the “1998 Director Plan”) and, (ii) upon exercise of options previously granted by Sterling Bank and outstanding pursuant to the Sterling Bank 1994 Employee Stock Option Plan, the Sterling Bank 1998 Employee Stock Option Plan, the 1998 Director Plan and the 2003 Employee Plan (collectively, the "Stock Option Plans"), which were converted into options to purchase Common Stock (the "Options") upon the reorganization of Sterling Bank into a bank holding company structure on March 16, 2007, pursuant to the Plan of Acquisition, dated as of April 26, 2006, as amended by the Amendment and Modification to the Plan of Acquisition, dated as of February 22, 2007 (collectively, the “Plan of Acquisition”) by and between the Company and Sterling Bank.

In our capacity as counsel to the Company, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

Dilworth Paxson LLP	Page 2
May 8, 2007
To: Board of Directors

1.  the New Jersey Business Corporation Act, as amended;

2.  the Company's certificate of incorporation;

3.  the Company's bylaws;

4.  the relevant resolutions of the Board of Directors of the Company;

5.  the Plan of Acquisition;

6.  the Registration Statement;

7.  the Stock Option Plans; and

8.      such other documents, records and certificates as we have deemed necessary or appropriate as the basis for the opinions expressed below.

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, or the legal capacity of all natural persons executing the same. We have also assumed that the certificates representing the Common Stock have been, or will be when issued, properly signed by authorized officers of the Company or their agents.

As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referenced above and representations made to us by representatives of the Company and have assumed the current accuracy and completeness of the information obtained from such documents and representations. We have made no independent investigation or other attempt to verify the accuracy of any such information or to determine the existence or non-existence of any other factual matters.

We are admitted to practice law in the State of New Jersey, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than the existing laws of the United States of America and the State of New Jersey.

Based upon such review of the foregoing, it is our opinion that the Common Stock that may be issued and sold by the Company pursuant to the terms of the Stock Option Plans including upon the exercise of the Options, has been duly authorized and, when issued, paid for and sold in accordance with the terms of the Options and Stock Option Plans and in the manner and for the consideration stated in the Registration Statement, will be legally issued by the Company, fully paid and non-assessable.

Dilworth Paxson LLP	Page 3
May 8, 2007
To: Board of Directors

We consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in Registration Statement and any amendments thereto. In giving this consent, however, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder. This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion is rendered as of the date first written above and based solely on our understanding of facts in existence as of such date after the aforementioned examination. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

/s/ Dilworth Paxson LLP
Dilworth Paxson LLP